Exhibit 5.1
                             May 3, 1995

Mark Twain Bancshares, Inc.
8820 Ladue Road
St. Louis, Missouri 63124

    Re:  Registration Statement on Form S-8 Relating to 900,000
         Shares of Common Stock to be issued pursuant to the Mark Twain Bancshares, Inc. 1995 Stock Option Plan

Ladies and Gentlemen:

     Mark Twain Bancshares, Inc. (the "Company") proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to 900,000 shares of common stock, par value $1.25 per share (the "Shares"), which are proposed to be sold to certain officers and employees of the Company pursuant to the Mark Twain Bancshares, Inc. 1995 Stock Option Plan (the "Plan"). The Shares, in addition to the shares previously authorized and registered on Form S-8 in connection with the Company's 1983 Incentive Stock Option Plan (Reg. No. 2-86364) and 1992 Stock Option Plan (Reg. No. 33-48078), will be offered pursuant to a common Section 10(a) Prospectus to be used in connection with said three Registration Statements.

     In connection with the proposed registration, we have examined corporate records of the Company and such other documents and materials as we have considered relevant to the matters set forth below, and we have made such investigation of matters of law and fact as we have considered appropriate. Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has the authority to issue the Shares pursuant to the Plan.

     2. The Shares, when issued or sold pursuant to the provisions, terms, and conditions of the Plan, will be legally issued, fully paid, and non-assessable shares of common stock of the Company.

     We consent to the filing of this opinion as an exhibit to the aforesaid proposed Registration Statement, and we consent to the use of our name in such Registration Statement.

                                Very truly yours,

                                THE STOLAR PARTNERSHIP

                                By:  JOHN A. NIEMOELLER
                                     John A. Niemoeller